UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 28, 2024

Date of Report (Date of Earliest Event Reported)

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600
Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Vontier Corporation (the “Company”) held on May 28, 2024, the Company’s stockholders voted on the following three proposals and cast their votes as described below:

Proposal 1: To elect Karen C. Francis, Gloria R. Boyland, David M. Foulkes, Christopher J. Klein, Mark D. Morelli and Maryrose Sylvester to serve for an annual term expiring at the 2025 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified. Each of Mses. Francis, Boyland and Sylvester and Messrs. Foulkes, Klein and Morelli was elected for an annual term by a vote of the Company’s stockholders as follows:

	For	Against	Abstain	Broker Non-Votes
Karen C. Francis	136,817,408	1,290,319	83,397	6,507,824
Gloria R. Boyland	135,960,575	2,146,888	83,661	6,507,824
David M. Foulkes	137,808,982	295,972	86,170	6,507,824
Christopher J. Klein	134,438,021	3,666,870	86,233	6,507,824
Mark D. Morelli	137,760,472	346,080	84,572	6,507,824
Maryrose Sylvester	134,270,374	3,785,556	135,194	6,507,824

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The proposal was approved by a vote of the Company’s stockholders as follows:

For	144,443,388
Against	143,882
Abstain	111,678

Proposal 3: To approve, on an advisory basis, the Company’s named executive officer compensation as disclosed in the proxy statement for the Annual Meeting. The proposal was approved, on an advisory basis, by a vote of the Company’s stockholders as follows:

For	133,044,166
Against	4,926,108
Abstain	220,850
Broker Non-Votes	6,507,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: May 30, 2024	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President – Chief Governance and ESG Disclosure Officer